Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-70050, 33-80985, 333-32237 and 333-57754 of Aldila, Inc. on Form S-8 and Registration Statement No. 33-81792 on Form S-3 of our report dated March 9, 2007, appearing in this Annual Report on Form 10-K of Aldila, Inc. for the year ended December 31, 2006.

/s/squar, milner, peterson, miranda & williamson, llp

San Diego, California
March 14, 2007